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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on June 30, 2000 by and between High Speed Net Solutions, Inc. ("High Speed") a Florida corporation and Douglas D. May, an individual residing in Dallas County, Texas ("Employee").

         The Agreement is being executed contemporaneously with the execution of a Share Acquisition Agreement (hereinafter so called) between Employee and HIGH SPEED for all of the stock of Douglas May & Co, Inc., a Texas corporation ("May"), dated as of the date hereof.

         Accordingly, the parties hereto agree as follows:

1. TERM. HIGH SPEED shall employ Employee and Employee accepts employment by HIGH SPEED as Executive Vice President and Chief Creative Officer for a period of three (3) years, commencing on the date of this Agreement and ending on June 30, 2003 (the "Employment Period") subject to the terms and conditions provided in this Agreement.

2.       DUTIES.

         (a) Employee shall report directly to the President and Chief Executive Officer of HIGH SPEED.

         (b) Employee shall have responsibility in the management and operation of the "rich media delivery services" designed, developed and marketed by HIGH SPEED.

         (c) As Chief Creative Officer, Employee shall oversee the creative content of all products and services designed, developed, and/or marketed by HIGH SPEED and its business divisions. HIGH SPEED has the right to delegate the task fulfillment to persons within HIGH SPEED based on need, capabilities and time constraints but, Employee shall at all times retain the responsibility for the creative content of all products and services designed, developed, and/or marketed by HIGH SPEED and its business divisions.

         (c) Employee will also serve as President of May, and have responsibility for the management and operations of the Company, and any further development of its business.

         (d) Employee shall fully and satisfactorily perform, during the Employment Period, on a full-time basis, such executive, administrative, managerial, research and development, sales, marketing and other duties as shall be reasonably determined by

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         the management of HIGH SPEED, including all duties customarily performed by employees in similar positions with HIGH SPEED or its affiliates. Employee shall use his best efforts in the performance of his duties hereunder and shall not become personally involved in the management or advisement of any other entity without the prior written consent of HIGH SPEED.

3.       COMPENSATION.

         (a) SIGNING BONUS. HIGH SPEED shall pay Employee the sum of Twenty Thousand and N0/100 Dollars ($20,000) upon the execution of this Agreement as a signing bonus.

         (b) SALARY AND EXPENSES. Subject to Employee's performance of his duties hereunder, HIGH SPEED shall pay Employee a salary of eleven thousand-two hundred and fifty thousand dollars ($11,250) per month ($135,000 annually), in installments conforming to the then-utilized payroll system of HIGH SPEED, less any payroll deductions required to be withheld by any applicable law (the "Salary"). HIGH SPEED shall reimburse Employee for all business expenses properly approved and incurred by him in the performance of his duties hereunder, in accordance with policies established from time to time by HIGH SPEED. Subject to satisfactory performance of his duties under this Agreement, Employee shall be eligible for a minimum five percent (5%) salary increase on each annual anniversary date of this Agreement, as well as performance based bonuses, described in Section 3(b), subject to approval by the Board of Directors of HIGH SPEED in its discretion.

         (c) AUTOMOBILE ALLOWANCE. Employee shall receive a monthly automobile allowance of $600 per month.

         (d) BONUS. Employee will, in addition to salary compensation, be eligible to earn an additional one hundred percent (100.00%) of the annual salary described in Section 3(a) as part of a bonus plan, which shall be based upon achieving objective and discretionary elements of an annual business plan. Objective elements used to measure performance shall include, but not be limited to, meeting budgeted earnings as reasonably established by Employee and HIGH SPEED management and as approved by HIGH SPEED's board of directors. A maximum of twenty-five percent of the bonus will be related to the performance of May; and, the other seventy-five percent will be related to the performance of HIGH SPEED and the Employee's fulfillment of his responsibilities as Executive Vice-President and Chief Creative Officer of HIGH SPEED as well as his contribution to the rich media delivery service division, unless reorganized, or, unless Employee has been reassigned to manage other divisions or oversee other responsibilities.

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                  Each succeeding year, the percent of annualized salary will differ based on salary adjustments for cost of living and management's prerogative to adjust Employee's annual salary from one year to another.

         (e) BENEFITS. Employee shall be included in HIGH SPEED's health insurance plan and sick leave policy as provided to Employee prior to Closing. HIGH SPEED shall procure and pay all premiums for disability and life insurance policies for Employee at levels commensurate with Employee's position and compensation under this Agreement, naming persons designated by Employee as beneficiaries. Employee will be eligible for all benefits offered to other key employees of HIGH SPEED with similar responsibilities as well as benefits offered to full Board members and Officers.

         (f) VACATION ACCRUAL. Employee shall be eligible to four weeks of vacation annually.

         (g) QUALIFIED STOCK OPTION PLAN. Employee shall receive options to purchase 150,000 shares of HIGH SPEED stock (the "Option Stock") vesting in equal annual installments over three (3) years upon the terms and conditions set forth in HIGH SPEED's Qualified Stock Plan on the same terms made available to all officers, key employees and executives of HIGH SPEED. Except in the event of the termination of the Employee's employment with HIGH SPEED pursuant to Section 5(b), and 5(d), the Option Stock shall fully vest.

4. EXTENSION OF EMPLOYMENT PERIOD. Except as otherwise provided in Article 5 of this Agreement, after the expiration of the Employment Period, this Agreement shall be extended annually on a year-to-year basis unless HIGH SPEED or Employee give written notice of its or his intention to modify or terminate the Agreement. Such notice shall be delivered to the other party at least sixty (60) days prior to the expiration of the Employment Period or any extension period, as applicable.

5.       Termination.

         (a) TERMINATION BY HIGH SPEED OTHER THAN FOR CAUSE. HIGH SPEED shall be entitled to terminate Employee's employment at any time. If Employee is terminated, HIGH SPEED shall pay Employee his Salary and all benefits provided herein to Employee for the remainder of the Employment Period.

         (b) TERMINATION BY EMPLOYEE OTHER THAN FOR CAUSE. After the expiration of eighteen (18) months from the effective date of this Agreement, Employee may terminate his employment with HIGH SPEED at any time without cause upon not less than thirty
                  (30) days written notice to HIGH SPEED. HIGH SPEED shall pay Employee his Salary and all accrued benefits provided herein through the date of termination.

         (c) UPON DEATH OR DISABILITY OF EMPLOYEE. If Employee dies during the term of the

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                  Agreement, his employment with HIGH SPEED shall terminate. If
                  Employee, by virtue of ill health or other disability, is unable to perform substantially and continuously the duties assigned him on a full-time basis for an aggregate of 180 days within any period of twelve (12) consecutive months, HIGH SPEED may, at its sole option, terminate Employee's employment with HIGH SPEED. HIGH SPEED shall pay Employee, or the legal representative of Employee's estate, as the case may be, his Salary and all accrued benefits provided herein through the date of termination, as well as all benefits provided in
                  Section 3(d) hereof.

         (d) BY HIGH SPEED FOR CAUSE. If HIGH SPEED determines that Employee has knowingly committed a felony or crime involving dishonesty, breached this Agreement or committed any act of fraud or dishonesty or has committed or is committing any willful or negligent acts of malfeasance or nonfeasance which, at the time(s) thereof would tend to have an adverse effect on HIGH SPEED, whether financially or intellectually, HIGH SPEED may, at its sole option, terminate this Agreement immediately upon written notice. Employee shall not be discharged because of actions taken by him prior to the date of the Agreement unless such actions have a material adverse effect on the business of HIGH SPEED. HIGH SPEED shall pay Employee his Salary and all accrued benefits provided herein through the date of termination.

         (e) BY EMPLOYEE FOR CAUSE. Upon the occurrence of any of the following: (i) the filing of a petition by or against any HIGH SPEED under any provisions of the United States Bankruptcy Code, the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of HIGH SPEED; (ii) the default by HIGH SPEED of its obligations under this Agreement, the Share Acquisition Agreement, or any other contract or agreement between HIGH SPEED and Employee, which default has a material adverse effect on the Employee;
                  (iii) any warranty or representation made by HIGH SPEED this Agreement, the Share Acquisition Agreement, or any other contract or agreement between HIGH SPEED and Employee, proves false when it was made; (iv) any sale or transfer of all or substantially all of the assets of HIGH SPEED, other than in the ordinary course of business; (v) the delisting, after the expiration of twelve (12) months from the date hereof, of the stock of HIGH SPEED from the OTC Bulletin Board, or any recognized Stock Exchange; (vi) a substantial and material change of Employee's position, duties and/or responsibilities with HIGH SPEED; and/or (vi) a substantial and material change, in the business of HIGH SPEED, to include, the loss of its license to use or market the technology licensed from Summus, Ltd, and the use or application of the technology, products or services of HIGH SPEED for any lewd, indecent, immoral, illegal or unethical application or purpose, Employee may, at his

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                  sole option, terminate his employment with HIGH SPEED
                  immediately upon written notice. HIGH SPEED shall pay Employee his Salary and all accrued benefits provided herein for the remainder of the Employment Period.

         (f) SALE OF COMPANY. If at any time HIGH SPEED shall sell its business, stock, assets, or a substantial part thereof to any person, firm or company (a "Purchasing Entity") and Employee is offered employment with such Purchasing Entity and such offer is accepted by Employee, then this Agreement shall automatically terminate with no further obligation to either party.

6.       COVENANTS BY EMPLOYEE.

         (a) OWNERSHIP OF INVENTIONS. Employee agrees that any and all ideas, inventions, creative works, designs, improvements, and techniques relating to the business of HIGH SPEED, conceived by Employee during the term of his employment with HIGH SPEED, solely or jointly with others, together with all trademark, patent and copyright rights therein (including rights under international conventions), shall be the sole property of HIGH SPEED. Employee covenants and agrees to hold same in trust and confidence in accordance with all of the terms and provisions hereof. Notwithstanding any other term or provision to the contrary contained in this Agreement, after termination of his employment, Employee shall be entitled to use non-confidential ideas, inventions, creative works, designs, improvements, and techniques developed by him during his employment with HIGH SPEED as part of his resume and portfolio, to display his experience, skills and ability to prospective customers, clients or employers, or for educational purposes in lectures and courses taught or given by him.

         (b) FULL DISCLOSURE TO HIGH SPEED. Employee will communicate to HIGH SPEED promptly and fully all inventions, improvements or discoveries (whether or not patentable), any copyrightable creations, any trade secrets, any intellectual property of whatsoever description, and any proprietary and/or other confidential information (hereinafter referred to, collectively, as "Inventions") which Employee may conceive or first reduce to practice, whether solely or jointly with others, during the term of the Agreement, provided such inventions relate in any manner to HIGH SPEED's business.

         (c) COVENANT AGAINST COMPETITION AND SOLICITATION. Except as provided in Section 6(e), during the Noncompetition Period (defined below), Employee shall not, directly or indirectly, in any capacity:

                  (i) invest (other than investments in publicly-owned companies which constitute

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                           not more than 1% of the voting securities of any such
                           company) or engage in any business that manufactures, sells, markets or designs products or services using the same or similar technology as the products or services manufactured, sold, marked or designed by HIGH SPEED during the term of his employment with HIGH SPEED; or

                  (ii) accept employment with or render services to a competitor of HIGH SPEED as a director, officer, agent, employee or consultant with any business that manufactures, sells, markets or designs products or services using the same or similar technology as the products or services manufactured, sold, marketed or designed by HIGH SPEED during the term of his employment with HIGH SPEED; or

                  (iii) hire or induce to leave the employment of HIGH SPEED or May any employee of HIGH SPEED or May.

         (d) The noncompetition provisions set forth in this subsection shall begin on the date hereof, and shall continue for a period of six months following the termination of Employee's employment hereunder (the "Noncompetition Period").

         (e) Notwithstanding any other term or provision to the contrary contained in this Agreement, upon termination, Employee may continue his career as practiced with May prior to employment with HIGH SPEED, anywhere in the world. Employee may solicit business relationships with prior clients of May and suppliers without any encumbrances of the Noncompetition Period, but he may not manufacture, sell, market or design products or services using the technology licensed by HIGH SPEED from Summus, Ltd.

         (f) The agreements set forth in this Section each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of this Agreement. The existence of any claim or cause of action of Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by HIGH SPEED of the covenants and agreements of Employee contained in this Section.

         (g) HIGH SPEED and Employee acknowledge and recognize that the enforcement of the provisions of this Section is necessary to ensure the preservation and continuity of the business and good will of HIGH SPEED. Employee further agrees that the covenants contained in this Section 6 are made and entered into as substantial consideration and inducement for the agreement by HSNS to enter into the Share Acquisition Agreement with him, and that due to the nature of HIGH SPEED's business, the

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                  noncompetition restrictions set forth in this Section are
                  reasonable as to time and geographic area.

7. REMEDIES. Except as specifically set forth herein, the rights and remedies provided for in this Agreement are cumulative and not exclusive. Use of one remedy shall not be deemed an election of remedies. The failure to, or delay in, exercise of any remedy shall not constitute a waiver of the right to exercise any such remedy.

8.       OTHER PROVISIONS.

         (a) SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that provision shall not affect any other provision of this Agreement, which shall remain in full force and effect to the extent possible.

         (b) NOTICES. Any notices, requests, demands or other communications required and permitted to be sent under this Agreement shall be (i) in writing, (ii) delivered personally or delivered by a facsimile transfer device, receipt confirmed, sent by overnight courier or mailed by registered or certified mail, return receipt requested, (iii) deemed to have been received on the day of personal delivery, on the day of confirmed receipt of facsimile transmission, one (1) business day after deposit with an overnight courier or three
                  (3) business days after deposit in the mail, and (iv) delivered to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct by a notice given in compliance with this Section:

                  if to HIGH SPEED:    Douglas May
                                       Douglas May & Co., Inc.
                                       1600 Pacific Avenue, Suite 1525
                                       Dallas, Texas  75201

                  With a copy to:      Mark Frels, Esq.
                                       Short, How, Frels & Heitz, P.C.
                                       1600 Pacific Avenue
                                       Suite 1400, LB C-9
                                       Dallas, Texas  75202

                  if to Employee:      High Speed Net Solutions, Inc.
                                       Attention:  Robert Lowrey
                                       434 Fayetteville Street, Suite 2120
                                       Raleigh, North Carolina  27601

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                  With a copy to:      Doris R. Bray, Esq.
                                       Schell Bray Aycock Abel & Livingston
                                         P.L.L.C.
                                       230 North Elm Street, Suite 1500
                                       Greensboro, North Carolina  27401

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties relating to the employment of Employee, and supersedes any and all other understandings, negotiations or agreements between the parties relating to the employment of Employee.

         (d) WAIVER. The terms of this Agreement may only be waived by the party granting such waiver in writing. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall not operate as a waiver of any other provision.

         (e) AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement executed by all parties.

         (f) GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the Employee has executed this Agreement, and HIGH SPEED its duly authorized representative to execute this Agreement, as of the date first above written.

                           HIGH SPEED NET SOLUTIONS, INC.,

                           a Florida corporation

                           By: /s/ Andrew Fox
                              ----------------------------
                           Name: Andrew Fox
                           Title: Acting President and CEO


                           /s/ Douglas D. May
                           -------------------------------
                           Douglas D. May

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